UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2013
Date of Report (Date of earliest event reported)

Janus Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30156
(Commission File Number)

98-0170257
(I.R.S. Employer Identification No.)

430 Park Ave.
Suite 702
New York, New York 10022
(Address of principal executive offices)

(800) 755-5815
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 12, 2013, Janus Resources, Inc. (the “Company”) and its wholly owned subsidiary, Janus Acquisition Corp., a Nevada corporation (“JAC”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Dr. Jörg Gerlach, MD, PhD, pursuant to which JAC purchased all of Dr. Gerlach’s rights, title and interest into a treatment methodology for skin isolation, spraying and associated equipment for the regeneration of human skin cells (collectively, the “Cell Deposition Device”). Pursuant to the terms of the Asset Purchase Agreement, upon the closing of the transaction, as further described in the Asset Purchase Agreement, the Company will pay Dr. Gerlach $100,000 and issued to Dr. Gerlach a Series A Stock Purchase Warrant (the “Warrant”) to purchase up to 1,200,000 shares of the Company’s common stock at an exercise price of $0.35 per share through July 11, 2019. The Warrant vests in five equal annual installments subject to Dr. Gerlach meeting certain milestones. Additional agreed upon sums will be paid to Dr. Gerlach upon the Company attaining certain milestones related to the Cell Deposition Device.

The foregoing is only a summary of the material provisions of the Asset Purchase Agreement, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to a redacted version of the Asset Purchase Agreement itself, which is attached as Exhibit 10.1 hereto and is incorporated herein. In addition to filing this Current Report on Form 8-K, the Company intends to file a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24-b2 of the Securities Exchange Act of 1934, as amended, to obtain confidential treatment for certain portions of the Asset Purchase Agreement.

The shares issuable upon exercise of the Warrant vest in arrears in five equal installments on the anniversary date of the closing as set forth in the Asset Purchase Agreement, subject to Dr. Gerlach meeting certain milestones. Subject to the terms of the Asset Purchase Agreement, the Company has undertaken to register for resale with the Securities and Exchange Commission the shares issuable upon exercise of the Warrant within six months following the closing of the acquisition and to keep the registration statement effective until the earlier of (i) 24 months after that date or (ii) the date on which the shares underlying the warrants may be resold without restriction pursuant to Rule 144.

The foregoing is only a summary of the material provisions of the Warrant, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the Warrant itself, which is attached as Exhibit 4.1 hereto and is incorporated herein. In addition to filing this Current Report on Form 8-K, the Company intends to file a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24-b2 of the Securities Exchange Act of 1934, as amended, to obtain confidential treatment for certain portions of the Warrant.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 12, 2013, the Company completed the acquisition of the Cell Deposition Device from Dr. Gerlach, as further described in Item 1.01 – Asset Purchase Agreement and incorporated in its entirety herein.

Item 9.01 Financial Statements and Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Current Report on Form 8-K;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

4.1	Series A Common Stock Purchase Warrant.*

10.1	Asset Purchase Agreement between Janus Resources, Inc., Janus Acquisition Corp. and Jörg Gerlach, MD, PhD dated as of June 21, 2013 and entered into as of July 12, 2013.*

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 21, 2013.

Janus Resources, Inc.

By:	/s/ Joseph Sierchio
Joseph Sierchio
Acting Interim President and Chief Executive Officer